Exhibit 32.2

SECTION 1350 CERTIFICATION

The undersigned hereby certifies that the Quarterly Report on From 10-Q of Mercator Partners Acquisition Corp. (the “Registrant”) for the period from inception (January 5, 2005) through March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: May 25, 2005	/s/ David Ballarini
David Ballarini
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)